Exhibit 16.1

May 12, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K, dated May 12, 2016, of Vapor Hub International, Inc. and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Hartley Moore Accountancy Corporation

Hartley Moore Accountancy Corporation